CERTIFICATE OF INCORPORATION

                                       OF
                           COUNTRY WIDE DENTAL, INC.

                          -----------------------------


         FIRST. The name of this Corporation shall be:

                           COUNTRY WIDE DENTAL, INC.

         SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of Now Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

         THIRD. The purpose or purposes of the corporation shall be:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

         Three Thousand (3,000) Shares Without Par Value.

         FIFTH. The name and address of the incorporator is as follows:

                        Sherry A. Craig
                        Corporation Service Company
                        1013 Centre Road
                        Wilmington, DE 19805

         SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.


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         SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         EIGHTH. This Incorporation shall be effective July 1, 1993.

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twenty-ninth day of June, A.D., 1993.



                                                /s/ Sherry A. Craig
                                                --------------------------------
                                                Sherry A. Craig
                                                Incorporator

                           CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           COUNTRY WIDE DENTAL, INC.


         The undersigned Secretary of COUNTRY WIDE DENTAL. INC., a corporation organized and existing under and by virtue of the general corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST. That the Board of Directors of the corporation, at a meeting duly convened and held, adopted the following resolution:

         RESOLVED that the Board of Directors declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows;

         FIRST: The name of this corporation shall be: COUNTRYWIDE DENTAL, INC.

         SECOND: That the above amendment has been consented to and authorized by the holder of all of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the above amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the general Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Gary Johnson, its President, and attested by Steven Levenherz, its Secretary, this 30th day of September, 1993.



                                    /s/ Gary Johnson
                                    --------------------------------
                                    Gary Johnson, President


                                   /s/ Steven H. Levenherz
                                   ---------------------------------
                                   Attested by:  Steven H. Levenherz, Secretary

                      CERTIFICATE OF CHANGE OF LOCATION OF

                     REGISTERED OFFICE AND REGISTERED AGENT

                                       OF

                            COUNTRYWIDE DENTAL, INC.

         The undersigned corporation hereby certifies as follows:

         FIRST: The name of the corporation is

                            COUNTRYWIDE DENTAL, INC.

         SECOND: The address of the new registered office shall be 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901.

         THIRD: The name of the new registered agent is United Corporate Services, Inc.

         FOURTH: The aforesaid changes were duly authorized by appropriate resolutions adopted by the Board of Directors at a meeting thereof.

         IN WITNESS WHEREOF, I have hereunto signed my name and affirm that the statements made herein are true under the penalties of perjury, this third day of April, 1997.



                                        COUNTRYWIDE DENTAL, INC.


                                        /s/ Steven H. Levenherz
                                        ----------------------------------------
                                        Steven H. Levenherz, Secretary